EXHIBIT 10.6

THE DIXIE GROUP, INC.
Retention Grant
Restricted Stock Award

To:

Date:    March ___, 20__

The Dixie Group, Inc. (the “Company”) hereby awards you 10,000 shares of restricted stock, subject to the terms and conditions set forth below.

1.    Restricted Stock Award. These shares of restricted stock represent actual shares of common stock of the Company. The ownership of your restricted stock will be recorded in your name in the Company’s stockholder records.

2.    Ownership Rights. As of the effective date of this award, you will have all rights of ownership with respect to the shares represented by the Award, except that such shares cannot be sold, pledged or transferred until the restrictions are removed. Such shares are, however, subject to forfeiture, as described in this award document.

As long as you own the shares, you are entitled to vote shares of restricted stock and to receive any dividends paid on the shares.

3.    Term. This Restricted Stock Award shall have a term of 2 years from the date hereof.

4.    Vesting. The restrictions on your ownership of these shares will be removed, and your share certificates will be delivered to you, on March ___, 20__, if the Continued Service Condition has been satisfied as of such date.

(a)Continued Service Condition. During the period beginning on the date hereof and continuing until March ____, 20__, you must be continuously employed by the Company or an Affiliated Company as its President Residential.

5.    Effect of Termination of Employment. You will be deemed to have met the Continued Service Condition of this Award in the event of termination of your employment on account of your death or disability, at any time during the term hereof, except to the extent such Award has previously been forfeited, as provided herein. If your employment as President Residential of the Company or an Affiliated Company terminates prior to vesting on account of involuntary termination by the Company for cause, this award will be forfeited as of the date of such termination. If your employment terminates on account of involuntary termination by the Company without cause prior to March ___, 20__, then you shall be deemed to have also met the Continued Service Condition with respect to this Award. All restricted shares subject to this Award that have not met the Continued Service Condition as set forth above shall be forfeited.

6.    Effect of a Change in Control of the Company. In the event of a Change in Control of the Company prior to March ___, 20__, this award will vest immediately.

7.    Definitions. For purposes of this award:

(a)“Market Value” shall be the average of the high and low trading prices of the Common Stock on the applicable trading day this Award is granted or on the next proceeding trading day, if such date is not a trading day, as reported by NASDAQ.

(b)“Disability” shall be determined according to the definition of “disability,” in effect at the time of the determination, in The Dixie Group, Inc. Employees 401K Plan.

(c)“Affiliated Company” includes The Dixie Group, Inc. and any company of which The Dixie Group, Inc. owns at least 20% of the voting stock or capital if (1) such company is a party to an agreement that provides for continuation of your employee benefits upon immediate employment by you with such company and (2) the Company agrees to your subsequent employment.

(d)“Operating Income, as Adjusted” shall mean the operating income of the company as adjusted for facility consolidation, restructuring and unusual expenses as designated by (U.S.) GAAP, consistently applied.

(e)“Retirement” means the voluntary termination of employment on or after the earliest date on which you would be eligible for an immediately payable benefit under The Dixie Group, Inc. 401K Plan.

(f)“Change in Control” shall be deemed to have occurred under any of the circumstances described below:
i.If any “person,” except for:
the Company or any subsidiary of the Company;

a trustee or the other entity holding securities under any employee benefit plan of the Company or any subsidiary of the Company; and

The Frierson Family

is or becomes the “beneficial owner” directly or indirectly, of securities of the Company representing more than 50% of the combined total voting power of the Company’s then-outstanding securities.

As used in this definition of “change in control”

“The Frierson Family” shall mean the immediate family of Daniel K. Frierson, including his wife, children and grandchildren and their spouses, his siblings and their spouses, and any trust for the benefit of any of the foregoing persons.

“person” is used as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended); and

“beneficial owner” is used as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended).

“cause” shall mean for the purposes of this award only (i) Participant has committed an act or has failed to act, where such act or failure to act constitutes intentional misconduct including, without limitation, dishonesty, fraud or embezzlement, a reckless disregard of the consequences of such act or failure to act, or gross negligence by Participant; (ii) a conviction of or the entering of a guilty or no contest plea to any felony or any crime involving moral turpitude ; or (iii) a failure to cease or correct a material failure to discharge participant’s duties and responsibilities as an employee of The Dixie Group, Inc. .

8.    Tax Obligations. The information provided in Annex A summarizes certain tax consequences associated with this Award. The Company recommends that you consult your financial advisor concerning these tax rules.
By accepting this award, you agree to be responsible for any required minimum tax withholding obligations that may occur when your shares vest. In order to satisfy your withholding obligations hereunder, at your election, the Company shall withhold from your award the number of shares necessary to satisfy the tax obligations.

9.    Plan Administration. The Compensation Committee of the Board of Directors is the administrator of the Plan, whose function is to ensure the Plan is managed according to its respective terms and conditions. A request for a copy of the Plan and any questions pertaining to the Plan should be directed to:
THE DIXIE GROUP, INC.
STOCK PLAN ADMINISTRATOR
C/O STARR T. KLEIN
P.O. BOX 25107
USA, CHATTANOOGA, TN 37422-5107
(Phone) 423-510-7000
(Fax) 423-510-7015

10.    Adjustment of Shares Subject to Award. The number of shares subject to this Award (and, accordingly, the determination of the Market Condition provided in Section 4(a) hereof) shall be adjusted to reflect any increase or decrease in the number of shares of common stock and Class B Common Stock outstanding as a result of any stock dividend or split or other such corporate action which, in the opinion of the Plan Administrator, shall require such adjustment.

11.    Mandatory Payout. Anything to the contrary herein notwithstanding, any portion of the award no longer subject to a substantial risk of forfeiture, including but not limited to shares that would have been vested at retirement age, under either Section 83 or 409A of the Internal Revenue Code of 1986, as amended, shall be transferred, paid or otherwise made available to the grantee no later than March 15, of the year following the calendar year in which such substantial risk of forfeiture no longer exists.

ACKNOWLEDGMENT AND ACCEPTANCE

By signing below, I acknowledge and accept this Award, subject to the terms hereof.

Date:
____________________________        ____________________________________
(Participant)

ANNEX A

AWARD OF RESTRICTED STOCK
CERTAIN UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES TO PARTICIPANT

The following is a brief summary of the principal United States federal income tax consequences of a restricted stock award under the 2006 Stock Awards Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participants as dividend income, whi/ch generally is subject to the same rate as capital gains income.